STOCK VOTING AGREEMENT

                             COMPANY DIRECTORS STOCK


         STOCK VOTING AGREEMENT (this "Agreement"), dated as of _________, 1998 by and between ________________ ("Stockholder") and InaCom Corp., a Delaware corporation ("Parent") and Vanstar Corporation, a Delaware corporation (the "Company").

         WHEREAS, concurrently herewith, Parent, InaCom Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (the "Parent Sub"), and the Company, are entering into an Agreement and Plan of Merger of even date herewith (such Agreement in the form attached hereto as Exhibit "A" being the "Merger Agreement"), pursuant to which the Parent Sub will merge with and into the Company (the "Merger"); and

         WHEREAS, Stockholder owns, as of the date hereof, ______ shares of common stock, $.001 par value per share of the Company ("Company Common Stock") (such shares of Company Common Stock owned by Stockholder on the date hereof are herein referred to as the "Existing Shares" and, together with any shares of Company Common Stock acquired by the Stockholder after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the "Shares"); and

         WHEREAS, the Board of Directors of the Company has approved this Agreement and the transactions contemplated hereby; and

         WHEREAS, Parent has entered into the Merger Agreement in reliance on and in consideration of Stockholder's representations, warranties, covenants and agreements hereunder.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, and intending to be legally bound hereby, it is agreed as follows:

         1. Agreement to Vote. Stockholder hereby revokes any and all previous proxies with respect to the Shares and irrevocably agrees to vote and otherwise act (including pursuant to written consent) with respect to all of the Shares, for the approval of the Certificate Amendment (as defined in the Merger Agreement) and the Option Amendment (as defined in the Merger Agreement) at any meeting or meetings of the stockholders of the Company, and at any adjournment, postponement or continuation thereof, at which the Merger Agreement and other related agreements (or any amended version or versions thereof), or such other actions are submitted for the consideration and vote of the stockholders of the Company. At Parent's request, the Stockholder will deliver to Parent an irrevocable proxy (the "Irrevocable Proxy") only with respect to the matters covered by this Section granting to the Company or its designee a proxy to vote the Shares in accordance with the terms of this Section 1; provided, that such proxy shall survive only until, and shall terminate upon, the earlier to occur of the Effective Time (as defined in the Merger Agreement) or the termination of the Merger Agreement. The obligations of the Stockholder under this Section 1 shall remain in effect with respect to the


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Shares until,  and shall  terminate  upon, the earlier to occur of the Effective
Time or the termination of the Merger Agreement. Stockholder hereby agrees to execute such additional documents as Parent may reasonably request to effectuate the foregoing.

         2. Representations and Warranties of Stockholder. Stockholder represents and warrants to Parent as follows:

         2.1 Ownership of Shares. On the date hereof, the Existing Shares are all of the Shares currently owned by Stockholder.

         2.2 Authority; Binding Agreement. Stockholder has the full legal right, power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding agreement of Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect affecting creditors, rights and remedies generally or general principles of equity. Neither the execution and delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will (i) violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Stockholder or the Shares or (ii) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Stockholder is a party or by which Stockholder is bound, in each case the effect of which would adversely affect the ability of Stockholder to perform its obligations hereunder.

         2.3 Reliance on Agreement. Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement. Stockholder acknowledges that the agreement set forth in Section 1 is granted in consideration for the execution and delivery of the Merger Agreement by Parent.

         3. Delivery of Affiliate Letter. Stockholder shall execute and deliver to Parent an "affiliate letter" in the form attached as an exhibit to the Merger Agreement as contemplated by the Merger Agreement.

         4.       Termination.  This Agreement shall terminate on the earlier of
                  (i) the Effective Time (as defined in the Merger Agreement) or
                  (ii) immediately after the termination of the Merger Agreement in accordance with its terms.

         5. Action in Stockholder Capacity Only. Stockholder makes no agreement or




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understanding  herein as director  or officer of the  Company.  The  Stockholder signs solely in its capacity as a recordholder and beneficial owner of the Shares, and nothing herein shall limit or affect any actions taken in its capacity as an officer or director of the Company.

         6.       Miscellaneous.

         6.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered personally or by next- day courier or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied or one day after delivery to a courier for next-day delivery.

                  If to Parent:           InaCom Corp.
                                          10810 Farnam Drive
                                          Omaha, NE  68102
                                          Attention:  Bill L. Fairfield
                                          Fax No.:  402-758-3602

                  with a copy to:         McGrath, North, Mullin & Kratz, P.C.
                                          One Central Park Plaza
                                          222 South Fifteenth Street, Suite 1400
                                          Omaha, NE  68102
                                          Attention:  David L. Hefflinger
                                          Fax No.:  402-341-0216

                  If to Stockholder:      ____________________________________
                                          ____________________________________
                                          ____________________________________

                  with a copy to:         McGrath, North, Mullin & Kratz, P.C.
                                          One Central Park Plaza
                                          222 South Fifteenth Street, Suite 1400
                                          Omaha, NE  68102
                                          Attention:  David L. Hefflinger
                                          Fax No.:  402-341-0216

                  If to the Company:      Vanstar Corporation
                                          1100 Abernathy Road




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                                          Building 500, Suite 1200
                                          Atlanta, GA  30328
                                          Attention:  General Counsel
                                          Fax No.: 770-522-4587





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                  with a copy to:         Arter & Hadden, LLP
                                          1717 Main Street
                                          Suite 4100
                                          Dallas, TX  75201
                                          Attention:  Mr. Stan Huller
                                          Fax No.: 214-741-7139

         6.2 Entire Agreement. This Agreement, together with the documents expressly referred to herein, constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter contained herein.

         6.3      Amendments.  This  Agreement  may  not be  modified,  amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.


         6.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and personal representatives, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties.

         6.5 Governing Law. This Agreement, and all matters relating hereto, shall be governed by, and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.


         6.6 Injunctive Relief; Jurisdiction. Stockholder and Parent agree that irreparable damage would occur and that Parent would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches by Stockholder or the Company of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in any Delaware state court (collectively, the "Courts"), this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) irrevocably consents to the submission of such party to the personal jurisdiction of the Courts in the event that any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such party to the personal jurisdiction by motion or other request for leave from any of the Courts and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other the Courts. Stockholder hereby appoints, and shall give prompt notice of such appointment to, the Prentice-Hall Corporation System, Inc. as its authorized agent (the "Authorized Agent") upon which process may be served in any action based on this Agreement which may be instituted in the Courts by Parent, and Stockholder and the Company expressly accepts the jurisdiction of any such Court in respect to such action. Such appointment shall be irrevocable. Stockholder represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and Stockholder agrees to take any and all action, including, without limitation, the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect. Service of process upon the Authorized Agent and written notice of such service to Stockholder shall be deemed, in every respect, effective service of process upon Stockholder.

         6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

         6.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         6.9 Company/Stockholder. Notwithstanding anything herein to the contrary, (i) Stockholder shall not be responsible for, and its rights hereunder shall not be affected by, the performance or nonperformance by the Company of its obligations hereunder and (ii) the Company shall not be responsible for, and the Company's rights hereunder shall not be affected by, the performance or nonperformance by the Stockholder of its obligations hereunder.





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          WITNESS  WHEREOF,  the parties hereto have caused this Agreement to be duly executed, as of the date and year first above written.

VANSTAR CORPORATION                               INACOM CORP.



By:   ____________________________          By:  _______________________________
         Name:                                    Name:
         Title:                                   Title:


______________________________
Name:
Title:





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